EXHIBIT 99.1
                            ` SERIES A COMMON STOCK

1996 Proxy                                                            1996 Proxy

                             STRAWBRIDGE & CLOTHIER
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING ON JULY 15, 1996

     The undersigned holder of shares of Series A Common Stock of STRAWBRIDGE & CLOTHIER (the "Company") hereby appoints Peter S. Strawbridge, Steven L. Strawbridge and Warren W. White or a majority of them or any one of them acting singly in the absence of the others, each with full power of substitution, the Proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held July 15, 1996, and at any adjournment thereof.

     The undersigned directs said Proxies to vote as indicated on the reverse side.
                  (Continued and to be signed on reverse side.)

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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Items 1, 2 and 3. The Proxies will use their discretion with respect to any matters referred to in Item 4.

          Management recommends a vote "FOR" each of the following proposals:

     1. Approval of the voluntary dissolution of the Company in accordance with the following resolution unanimously adopted by the Board of Directors of the Company:

          "RESOLVED, that Strawbridge & Clothier be voluntarily dissolved pursuant to the Plan of Reorganization and Liquidation approved by the Board of Directors and in accordance with Subchapter H of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") and Section 368(a) of the Internal Revenue Code of 1986, as amended; provided, however, the Board of Directors may determine to proceed under Section 1975 of the PBCL rather than Subchapter H prior to the time when articles of dissolution are filed in the Pennsylvania Department of State, notwithstanding the adoption by the shareholders of this resolution."

             FOR   [ ]        AGAINST  [ ]        ABSTAIN   [ ]


     2.   Election of Directors: Isaac H. Clothier, IV, Paul E. Shipley,
                                 Peter S. Strawbridge, and Warren W. White

FOR all nominees listed (except as marked to the contrary).   [ ]

WITHHOLD AUTHORITY to vote for all nominees listed.           [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

________________________________________________________________________________

     3. Approval of the designation of Ernst & Young LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending February 1, 1997.

             FOR   [ ]        AGAINST  [ ]        ABSTAIN   [ ]


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     4.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                    ____________________________________________
                                    Please sign exactly as name appears hereon

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________


                                    Date: ________________________________

                                    Please mark, sign, date and return this
                                    proxy card promptly using the enclosed
                                    envelope.


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                Please mark your votes as indicated in this example


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